QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.5

STOCK OPTION AGREEMENT

    THIS STOCK OPTION AGREEMENT is entered into this 30th day of July, 2001 between HPL TECHNOLOGIES, INC., a Delaware corporation (the "Company") and PHILIP GRUEBELE (the "Grantee").

    WHEREAS Heuristic Physics Laboratories, Inc. ("HPLI") and the Grantee entered into that certain Stock Option Agreement, dated as of September 23, 1997, pursuant to which Grantee was granted an option to purchase up to 960,000 shares of common stock of HPLI (the "HPLI Option");

    WHEREAS HPLI merged with Heuristic Merger Sub and became a wholly-owned subsidiary of the Company, all pursuant to that certain Agreement and Plan of Merger, dated as of July 2, 2001, by and among the Company, Heuristic Merger Sub and HPLI (the "Merger Agreement");

    WHEREAS, Pursuant to the Merger Agreement, each stock option of HPLI outstanding as of the Effective Time (as defined in the Merger Agreement) is exchanged for a substitute stock option of the Company (as more fully described in Section 1, the "Substitute Option") containing substantially the same terms and conditions as the HPL Option, except that the number of shares and option price of the Substitute Option is being adjusted to reflect the Exchange Ratio (as defined in the Merger Agreement);

    The parties agree as follows:

    1.  GRANT OF SUBSTITUTE OPTION:  In consideration for assigning the HPLI Option to the Company by executing an assignment in the form of Exhibit A, the Company hereby grants to Grantee the right and option to purchase, on the terms and conditions hereinafter set forth, an aggregate of 1,632,000 shares of the Company's common stock, $0.001 par value, at an exercise price of $0.01471 per share.

    2.  TIME AND MANNER OF EXERCISE:

      (a) The Substitute Option is exercisable with respect to all shares of common stock covered by the Substitute Option during its term.

      (b)  Right to Exercise.

          i. The Substitute Option may not be exercised for a fraction of a share.

         ii. No shares will be issued under this Agreement unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the shares may then be listed. Assuming such compliance, for income tax purposes the shares shall be considered transferred to the Grantee on the date on which the Substitute Option is exercised with respect to such shares.

      (c)  Method of Exercise.  The Substitute Option shall be exercised by written notice delivered to the Company at its principal offices at 2033 Gateway Place, San Jose, California 95110, setting forth the number of shares as to which the Substitute Option is being exercised and such other representations and agreements as to the Grantee's investment intent with respect to such shares as may be required by the Company, and accompanied by a cashier's or certified check or cash in payment of the Substitute Option purchase price for the number of shares being purchased. Promptly upon receipt of such notice and payment, the Company will deliver to Grantee stock certificate(s) representing the shares purchased.

    3.  TERMINATION OF OPTION:  Except as otherwise provided herein, the Substitute Option, to the extent not theretofore exercised, and subject to any laws or regulations (other than Internal Revenue Code Section 422) that require a shorter time period, shall terminate upon the first to occur of the following dates:

      (a) The expiration of 1460 days after termination of Grantee's employment by HPLI for reason other than death or permanent and total disability;

      (b) The expiration of 1460 days after termination of Grantee's employment by HPLI if such termination is by reason of Grantee's permanent and total disability;

      (c) The expiration of 1460 days after Grantee's death, during which period Grantee' s executors or administrators may exercise the Substitute Option as to any of the shares as to which it was exercisable and not previously exercised during Grantee's lifetime;

      (d) September 23, 2001.

    4.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION: SUCCESSOR CORPORATIONS:  Subject to any required action by the stockholders of the Company, the number of shares of stock subject to the Substitute Option, and the price per share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Company effected without receipt of consideration by the Company or resulting from any stock split, reclassification, distribution of a stock dividend, or other subdivision or consolidation of shares. Any fraction of a share subject to option that would otherwise result from an adjustment pursuant to the foregoing shall be rounded downward to the next full number of shares without other compensation or consideration to Grantee. If the Company is reorganized, or consolidated or merged with another Company, Grantee shall be entitled to receive options to purchase shares of the reorganized, consolidated or merged corporation in the same proportion, at an equivalent price, and subject to the same terms and conditions. Upon dissolution or liquidation of the Company, or a merger or consolidation, pursuant to which the Company is not the surviving corporation, the Grantee shall have the right immediately prior to such dissolution or liquidation, or merger or consolidation, to exercise the Substitute Option in whole or in part. All adjustments provided for herein shall be made by the Company's Board of Directors, whose determination in that respect shall be final. Whenever the Company takes any action resulting in any adjustment provided for herein, it shall forthwith deliver notice of such action to the Grantee, setting forth the number of shares, and the purchase price thereof, resulting from such adjustment.

    5.  RIGHTS PRIOR TO EXERCISE:

      (a) Grantee shall have no rights as a stockholder with respect to the Substitute Option shares until payment of the exercise price of the Substitute Option and delivery of a certificate for such shares as provided herein.

      (b) The Substitute Option is nontransferable by Grantee, except in the event of his or her death as provided in Paragraph 3(c) above, and during Grantee's lifetime is exercisable only by Grantee.

      (c) Notwithstanding the foregoing, Grantee shall have the right to receive the following financial and other information about the Company, on at least an annual basis: financial statements and revenues forecast.

    6.  GRANTEE'S REPRESENTATIONS AND SECURITIES LAW COMPLIANCE:

      (a) In the event the shares purchasable pursuant to the exercise of the Substitute Option have not been registered under the Securities Act of 1933, as amended, at the time the Substitute Option is exercised, Grantee shall, concurrently with the exercise of all or any portion of the

  Substitute Option, deliver to the Company his Investment Representation Statement in the form acceptable to the Company and the Certificate for the shares covered by the Substitute Option shall bear appropriate legends.

      (b) The Substitute Option may not be exercised if the issuance of such shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation.

    7.  DISSOLUTION OF MARRIAGE.  In the event of the dissolution of marriage of Grantee, Grantee shall have the right and option to purchase from his spouse all or any portion of the shares awarded to the spouse pursuant to a decree of dissolution of marriage or any other order by any court of competent jurisdiction and/or by any property settlement agreement (whether or not incorporated by reference in any such decree), at the fair market value of such shares of stock as determined by the Board of Directors upon the terms set forth below. The Grantee shall exercise his or her right, if at all, within thirty (30) days of the entry of any such decree or execution of such property settlement agreement by delivery to the Grantee's spouse of written notice of exercise, specifying the number of shares of stock the Grantee elects to purchase. The purchase price for the shares shall be paid (i) by payment of cash in an amount equal to twenty percent (20%) of the purchase price, and (ii) by delivery of a promissory note for the balance of the purchase price bearing interest at a rate at least equal to the minimum interest rate necessary to avoid imputed interest pursuant to all applicable sections of the Internal Revenue Code, with principal and interest payable in four (4) equal annual installments, commencing on the anniversary date of the transaction. In the event Grantee does not exercise his right to purchase all of the shares awarded to Grantee's spouse, Grantee shall provide written notice to the Company of the number of shares of stock available for purchase within thirty (30) days of the entry of the decree. The Company shall then have the right to purchase any of the shares of stock not acquired by Grantee directly from Grantee's spouse at the same price and on the same terms that were available to Grantee.

    In determining the fair market value of such shares for purposes of this Section, the Board shall consider the following criteria:

    (1) The price must be fair.

    (2) "Predominant weight" shall be given to the following:

      (A) The price at which securities of reasonably comparable corporations (if any) in the same industry are being traded, subject to appropriate adjustments for the dissimilarities between the corporations being compared.

      (B) In the absence of any reliable indicator under subsection (A), the earnings history, book value and prospects of the Company in light of market conditions generally.

    8.  TRANSFERABILITY OF THE SHARES:

      (a) The shares issuable upon exercise of the Substitute Option are subject to a Right of First Refusal (as defined below) under this Agreement, and they may be sold, transferred, pledged, hypothecated or otherwise disposed of only as provided herein. Grantee further authorizes the Company to refuse, or to cause its transfer agent to refuse, to transfer any stock attempted to be transferred in violation of this Agreement.

      (b) The certificate or certificates evidencing any of the shares covered by the Substitute Option shall be endorsed with legends substantially as follows:

  "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A STOCK OPTION AGREEMENT PURSUANT TO WHICH SUCH SHARES WERE PURCHASED WHICH AGREEMENT INCLUDES A

  RIGHT OF FIRST REFUSAL, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR IF IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AN EXCEPTION FROM SUCH REGISTRATION IS AVAILABLE."

    Any legend required under applicable state blue sky laws.

      (c) Transfer or sale of the shares is subject to restrictions on transfer imposed by state and federal securities laws. Any transferee from Grantee shall hold shares subject to all the provisions hereof and shall acknowledge the same in writing prior to such transfer.

    9.  COMPANY RIGHT OF FIRST REFUSAL.

      (a) In the event Grantee exercises the Substitute Option and proposes to sell, pledge or otherwise transfer any shares, the Company shall have a right of first refusal ("Right of First Refusal") with respect to such shares. Grantee agrees that in no event will he sell, pledge or otherwise transfer any shares except in compliance with this Section. Before any proposed transfer, Grantee shall give a written notice (the "Transfer Notice") to the Company describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee. The Transfer Notice shall be signed both by Grantee and by the proposed transferee and must constitute a binding commitment of both such parties for the transfer of the shares, subject only to the Right of First Refusal. The Company shall have the right to purchase the shares subject to the Transfer Notice on the terms set forth in the Transfer Notice by delivery to Grantee of a notice of exercise of the Company's Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company's rights under this subsection shall be freely assignable, in whole and in part. To exercise its rights hereunder, the Company and/or its assignee must purchase all the shares subject to the Transfer Notice.

      (b) If the Company fails to exercise in full the Right of First Refusal within thirty (30) days from the date the Transfer Notice is delivered to the Company, Grantee may, not later than ninety (90) days following delivery to the Company of the Transfer Notice, conclude a transfer of the shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by Grantee, shall again be subject to the Right of First Refusal and shall require compliance by Grantee with the procedure described in this Section. If the Company exercises the Right of First Refusal, the parties shall consummate the sale of the shares of stock on the terms set forth in the Transfer Notice within forty-five (45) days of the delivery of the Transfer Notice to the Company.

      (c) All transferees of shares or any interest therein, other than the Company, shall be required as a condition of such transfer, to agree in writing (in a form satisfactory to the Company) that they will receive and hold such shares or interests subject to the provisions of this Agreement, including the Right of First Refusal. Any sale or transfer of any shares shall be void unless the provisions of this Section are met.

      (d) The Right of First Refusal shall terminate at such time as a public market exists for the Company's common stock (or any other stock issued by the Company, or any successor, in exchange for the shares). For the purpose of this Agreement, a "public market" shall be deemed to exist if quotations for such stock are reported by the automated quotations system operated by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or by an equivalent quotations system.

      (e) Subject to the provisions of the Substitute Option pertaining to dissolution of Grantee's marriage, the Right of First Refusal shall not apply to a transfer to Grantee's ancestors or descendants or spouse or to a trustee for their benefit, provided that such transferee shall agree in writing (in a form satisfactory to the Company) to take the shares subject to all terms of this Agreement, including the Right of First Refusal.

    10.  FREEZE ON RIGHT TO SELL SHARES OR OPTION RIGHTS GRANTED HEREUNDER AFTER STOCK BECOMES PUBLICLY TRADED.  Subject to any law or regulation to the contrary, Grantee shall have no right to sell or otherwise transfer any of the shares acquired in accordance with this Agreement, or any options or other rights granted hereunder, for a period of six (6) months following the date on which the common stock of the Company (or any other stock issued by the Company, or any successor, in exchange for the shares) is first publicly traded, as defined as the first date that a public market exists for such stock. A "public market" shall be deemed to exist if quotations for such stock are reported by the automated quotations system operated by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or by an equivalent quotations system.

    11.  TAXATION.  Grantee understands that this agreement is not being entered into in accordance with any Employee Stock Incentive Plan adopted by the Company under internal Revenue Code Section 422. Grantee further understands that Grantee's exercise of the options set forth herein may result in his recognition of ordinary income for income tax purposes in the year of such exercise in the amount of the difference between the Substitute Option price and the fair market value of the shares as of the date of exercise.

    12.  OTHER PROVISIONS:

      (a) The Substitute Option is granted and delivered in the State of California and is intended to be construed and enforced under the laws thereof.

      (b) The provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

      (c) Unless otherwise provided, any notice required or permitted under the Substitute Option shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified as set forth in the records of the Company, or such other address as such party may designate by ten (10) days' advance written notice to the other parties.

    IN WITNESS WHEREOF, this Substitute Option is executed on behalf of the Company by its duly authorized officers and by Grantee as of the date first above written.

HPL TECHNOLOGIES, INC.
By:	/S/ RITA RUBINSTEIN
Name:	Rita Rubinstein
Title:	Vice President and Secretary

    GRANTEE ACKNOWLEDGES AND AGREES THAT THIS SUBSTITUTE OPTION AND THE TRANSACTION CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR ANY PERIOD OR AT ALL. NOTHING IN THIS AGREEMENT SHALL LIMIT IN ANY MANNER

WHATSOEVER THE RIGHT OR POWER OF THE COMPANY TO TERMINATE GRANTEE'S EMPLOYMENT WITH OR WITHOUT CAUSE.

    Grantee has had the opportunity to obtain the advice of counsel prior to executing this Substitute Option and fully understands all provisions of the Option.

/S/ PHILIP GRUEBELE PHILIP GRUEBELE

CONSENT OF SPOUSE

    I, Sarah Gruebele, am married to PHILIP GRUEBELE, the Grantee of an option to purchase shares of stock of HPL Technologies, Inc. in accordance with the attached Stock Option Agreement dated July 30, 2001.

    I have read the attached Stock Option Agreement.

    I hereby agree to be bound by the terms of the Stock Option Agreement, as if I were a signatory thereto.

DATE:	7/30/01	/S/ SARAH GRUEBELE

Exhibit A
Assignment

    In consideration for the grant of a stock option to purchase 1,632,000 shares of Common Stock of HPL Technologies, Inc. ("HPL") pursuant to that certain Stock Option Agreement, dated July 30, 2001, between HPL and that undersigned, I hereby assign and transfer to HPL the stock option to purchase 960,000 shares of Common Stock of Heuristic Physics Laboratories, Inc. "(HPLI") granted to me pursuant to that certain Stock Option Agreement, dated September 23, 1997, between the undersigned and HPLI and all my rights, title and interest therein, and HPLI hereby approves such assignment and transfer.

Philip Gruebele
Read and Approved:
Heuristic Physics Laboratories, Inc.
Rita Rubinstein Secretary

QuickLinks

  EXHIBIT 10.5
STOCK OPTION AGREEMENT
CONSENT OF SPOUSE
Exhibit A Assignment